Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACCELERATED ACQUISITIONS XI, INC.", CHANGING ITS NAME FROM "ACCELERATED ACQUISITIONS XI, INC." TO "INCA GLOBAL INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF APRIL, A.D. 2011, AT 1:06 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4819227 8100

110379853

AUTHENTICATION: 8675629

DATE: 04-06-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:41 PM 04/05/2011
FILED 01:06 PM 04/05/2011
SRV 110379853 - 4819227 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ACCELERATED ACQUISITIONS XI, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is ACCELERATED ACQUISITIONS XI, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article **FIRST** thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the corporation (hereinafter called the "corporation")is INCA GLOBAL INC.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on: April 5, 2011

/s/ TIMOTHY NEHER
TIMOTHY NEHER
PRESIDENT